Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated July 31, 2023, (March 26, 2024 as to effects of the reverse acquisition described in Note 2) relating to the financial statements of eLMTree, appearing in the Annual Report on Form 20-F of Mynd.ai, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE LLP

London, United Kingdom

July 17, 2024